Allied Capital Lending Corporation
Exhibit 11 Computation of Earnings Per Common Share
Form 10-Q
March 31, 1994


                                                                               For the Three Months Ended
                                                                                        March 31,
                                                                            ----------------------------------
                                                                               1996                    1995
                                                                            ----------------------------------
Primary Earnings Per Common Share:

           Net Increase in Net Assets Resulting
                from Operations                                             $1,330,000              $1,345,000
                                                                            ==================================

           Weighted average number of
                shares outstanding                                           4,370,434               4,370,434

           Weighted average number of
                shares issuable on exercise
                of outstanding stock options                                         -                       -
                                                                            ----------------------------------

           Weighted average number of shares and
                share equivalents outstanding                                4,385,564               4,370,434
                                                                            ==================================


           Earnings per Share                                                    $0.30                   $0.31
                                                                            ==================================


Fully Diluted Earnings Per Common Share:

           Net Increase in Net Assets Resulting
                from Operations                                             $1,330,000              $1,345,000
                                                                            ==================================

           Weighted average number of
                shares and share equivalents
                outstanding as computed for
                primary earnings per share                                   4,385,564               4,370,434

           Weighted average of additional
                shares issuable on exercise
                of outstanding stock options                                         -                       -
                                                                            ----------------------------------

           Weighted average of shares and
                share equivalents outstanding, as adjusted                   4,385,564               4,370,434
                                                                            ==================================


           Earnings per Share                                                    $0.30                   $0.31
                                                                            ==================================